EXHIBIT 10.76

THIS DEBENTURE AND THE SHARES OF COMMON STOCK INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED BELOW), A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THIS DEBENTURE IS SUBJECT TO SUBORDINATION IN THE MANNER, AND TO THE EXTENT, SET FORTH IN ARTICLE VII OF THIS DEBENTURE.

THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. HOLDERS OF THIS DEBENTURE MAY OBTAIN INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS DEBENTURE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: BEARINGPOINT, INC., TAX DIRECTOR OF THE COMPANY, 1676 INTERNATIONAL DRIVE, MACLEAN, VA 22102. PLEASE SEE SECTION 9.4 OF THIS DEBENTURE FOR MORE INFORMATION.

BEARINGPOINT, INC.

0.50% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE JULY 2010

$	Dated: July 15, 2005

BEARINGPOINT, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to                            , or its registered assigns (the “Holder”), on or (in the event of an acceleration of this Debenture pursuant to the terms of Article V hereof) before July 15, 2010, an amount equal to (i) the difference between (a) $            minus (b) any principal amount converted or redeemed in accordance with the terms hereof (such amount (a) minus (b), as of any determination date, the “Outstanding Principal Amount”) and (ii) any unpaid accrued interest thereon, as set forth below. The Company further promises to pay interest on said Outstanding Principal Amount from July 15, 2005 (the “Closing Date”) or from the most recent interest payment date (each such date, an “Interest Payment Date”) through which interest has been paid or duly provided for, semi-annually in arrears on the 15th day of January and July of each year, beginning January 15, 2006, at the rate of 0.50% per annum (or as such rate may be modified pursuant to Section 2.1 contained herein), until the Outstanding Principal Amount hereof is paid or duly provided for. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or commencing on and including July 15, 2005, if no interest has been paid hereon) and ending on and including the day preceding such Interest Payment Date. If any Interest Payment Date or the Stated Maturity of this Debenture or any Redemption Date falls on a day which is not a Business Day, the required payment shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment shall accrue for the period from and after such Interest Payment Date, Stated Maturity date or Redemption Date to such next succeeding Business Day.

This Debenture is one of a duly authorized series of Debentures of the Company having an aggregate principal amount of $40,000,000 (the “Debentures”) issued pursuant to the Securities Purchase Agreement, dated as of July 15, 2005, by and between the Company and the other parties thereto (the “Purchase Agreement”). This Debenture is one of the series designated on the face hereof as the “0.50% Convertible Senior Subordinated Debentures Due July 2010”. All of the Debentures of this series shall be substantially identical except as to denomination, and shall be treated on a pro rata basis with respect to all applicable rights, privileges and obligations. This Debenture may not be redeemed except in accordance with the terms provided herein.

ARTICLE I DEFINITIONS

1.1. Definitions.

As used herein with respect to this Debenture (this “Debenture”):

“April Debentures” means the Company’s 5.00% Convertible Senior Subordinated Debentures due 2025.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means a day, other than a Saturday or Sunday, that in The City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Cash Settlement Averaging Period” means the 10 Trading Day period beginning the Trading Day following the final day of the Conversion Retraction Period.

“Capital Stock” means, for any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) stock issued by that corporation.

“Common Stock” means the common stock, $0.01 par value per share, of the Company existing on the date of this Debenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, in the event of a Fundamental Change Transaction in which the Company is not the surviving Person, the common stock of such surviving corporation.

“Company” means the party named as the “Company” on the face of this Debenture until a successor replaces it and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Current Market Price” means, on any date of determination, the average of the daily Last Reported Sale Prices per share of Common Stock for the first 10 consecutive Trading Days from and including the Ex-Dividend Date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. In the event that an issuance, distribution, subdivision, combination or tender or exchange offer to which Section 4.2 applies occurs during the period applicable for calculating the Current Market Price pursuant to the definition in the preceding sentence, the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Last Reported Sale Price of the Common Stock during such period.

“Designated Senior Debt” means any Senior Debt of the Company from time to time outstanding that is designated by the Company in a written notice to the holders of the Debentures as “Designated Senior Debt.”

“Designated Subsidiary” means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

“Effective Date” means the date on which a Change of Control transaction becomes effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

“Ex-Dividend Date” means (1) when used with respect to any issuance or distribution, the first date on which a sale of shares of the Common Stock, regular way, on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive such issuance or distribution from the seller of the Common Stock to its buyer, and (2) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Fair Market Value”, or “fair market value” means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applied on a consistent basis.

“Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness, whether contingent or not, (i) for borrowed money or (ii) evidenced by bonds, notes, debentures or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person representing the balance deferred and unpaid of the purchase price of any property, including pursuant to leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, and sale-leaseback transactions, (d) all obligations under treasury management arrangements or any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, (e) all direct or indirect Guarantees, or similar agreements by such Person in respect of indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (e), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (f); provided that in the case of each of clauses (a) through (c) any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP shall not be considered Indebtedness. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. The amount of any Indebtedness outstanding as of any date with respect to any Exchange Rate Contract or Interest Rate Agreement shall be the termination value thereof. Indebtedness shall not include liabilities for taxes of any kind.

“Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

“Last Reported Sale Price” of any equity security on any day means, the closing sale price per share of such equity security on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported in composite transactions for the principal United States securities exchange on which such equity security is listed, or if such equity security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by Pink Sheets LLC; provided that if the Debentures become convertible into Exchange Property the “Last Reported Sale Price” shall be the sum of (1) 100% of the value of any Exchange Property consisting of cash, (2) the closing sale price of any Exchange Property consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the

Nasdaq National Market and (3) the Fair Market Value of any other Exchange Property, as determined by two independent nationally recognized investment banks selected by the holders of a majority of the outstanding principal amount of the Debentures for this purpose after consultation with the Company.

“Maturity” means any date on which the principal of this Debenture or the redemption price in respect of this Debenture becomes due and payable as herein provided.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“NYSE” means the New York Stock Exchange, Inc.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means the date fixed for redemption by or pursuant to this Debenture (including, without limitation, a Designated Event Repurchase Date).

“Redemption Price” means the price at which any portion of this Debenture is to be redeemed (including, without limitation, the Designated Event Repurchase Price).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 15, 2005, by and between the Company and the other parties thereto.

“Regular Record Date” means the Business Day preceding any Interest Payment Date.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Senior Debt” means, with respect to the Company, any current or future Indebtedness (including any monetary obligation in respect of, and interest, whether or not allowable, accruing on such Indebtedness at the default rate specified therein after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Senior Debt shall not include (i) any Indebtedness of or amounts owed by the Company for compensation to its employees, or for goods or materials purchased or for services obtained in the ordinary course of business; (ii) any Indebtedness of the Company to any majority-owned Subsidiary of the Company (other than Indebtedness of the Company arising by reason of guarantees by the Company of Indebtedness of any such Subsidiary to a Person that is not a Subsidiary of the Company); (iii) the Company’s 2.5% Series A Convertible Subordinated Debentures due 2024 and the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024; (iv) the April Debentures; (v) any Indebtedness, created, evidenced, assumed or guaranteed by an instrument that expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures or expressly provides that such Indebtedness is “pari passu” or “junior” to the Debentures, or (vi) the Debentures.

“Senior Subordinated Debt”, with respect to the Company, means the Debentures, the April Debentures and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Debentures in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of the Company or other obligations of the Company that is not Senior Debt.

“Stated Maturity” means, with respect to any Debenture, July 15, 2010.

“Subordinated Debt” means, with respect to the Company, means any current or future Indebtedness of the Company that by its terms is subordinated in right of payment to the Debentures, including the Company’s 2.5% Series A Convertible Subordinated Debentures due 2024 and the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded or quoted.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrants” means the five-year warrants issued pursuant to the Purchase Agreement.

ARTICLE II INTEREST AND METHOD OF PAYMENT

2.1. Rate of Interest.

(i) Interest on this Debenture shall accrue on a daily basis at the annual rate of one-half percent (0.50%) from the date hereof through Maturity.

(ii) Interest shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period which is payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment. Anything to the contrary notwithstanding, if any principal amount of this Debenture or any accrued and unpaid interest on this Debenture is not paid when due (including, without limitation, any Redemption Price), interest on such overdue amount shall accrue on a daily basis (beginning with the first day following such due date) at a rate equal to the greater of (A) six percent (6.0%) per annum and (B) if applicable, the rate set forth in clause (iii) of this Section 2.1, for each day for which such failure to pay such amount continues, and such interest shall be payable on demand.

(iii) In the event any Registration Default (as such term is defined in the Registration Rights Agreement) exists and is continuing, then the annual rate of 0.50% referred to in clause (i) of this Section 2.1 shall be increased by 0.25%, such increase to become effective on the day of such Registration Default until the earlier of (a) the date on which such Registration Default has been cured in accordance with the terms of the Registration Rights Agreement and (b) the date that the Shelf Registration Statement (as defined in the Registration Rights Agreement) is no longer required to be kept effective; provided, that in no event shall the annual rate of 0.50% referred to in clause (i) of this Section 2.1 increase by more than 0.25% pursuant to this clause (iii).

2.2. Payments Made Pro Rata. In the event that the assets of the Company available for payment of interest and principal to the holders of the Debentures in accordance with the provisions of the Debentures are insufficient to permit such payments in full, then the entire assets available for such payments shall be distributed ratably to the holders of the Debentures in proportion to the amount each such holder would otherwise be entitled to receive.

ARTICLE III REDEMPTION OF DEBENTURE

3.1. Mandatory Redemption. The Company shall, on the fifth anniversary of the Closing Date, redeem this Debenture at a Redemption Price equal to (i) 100% of the Outstanding Principal Amount plus (ii) an amount equal to all accrued but unpaid interest to the Redemption Date.

3.2. Designated Event.

(a) If a Change of Control (subject to certain exceptions set forth below) or a Termination of Trading occurs (each such event, a “Designated Event”), any portion of this Debenture not previously converted or redeemed shall be redeemed by the Company, at the option of the Holder, at a Redemption Price equal to 100% of the outstanding principal amount of the portion of this Debenture to be redeemed, plus an amount equal to all accrued and unpaid interest on such principal amount (such amount of principal and interest to be redeemed being referred to herein as the “Designated Event Repurchase Price”) to, but not including, a date selected by the Company that is no less than 20 nor more than 35 calendar days following the date of the notice of a Designated Event delivered by the Company pursuant to Section 3.2(d) (the “Designated Event Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.2(e).

(b) A “Change of Control” will be deemed to have occurred at such time after the Closing Date when any of the following has occurred:

(i) the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any Subsidiary of the Company, or any of the employee benefit plans of the Company (except that any of those Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

(ii) the first day on which individuals who prior to such date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by stockholders of the Company was approved by a vote of a majority of the Board of Directors then still in office who were either directors prior to such date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iii) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise or the sale, transfer or lease of all or substantially all of the assets of the Company) in connection with which all or substantially all of the Common Stock or assets of the Company are exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities or other property.

For the purposes of this Section 3.2(b), (x) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, it shall not be a Change of Control pursuant to Section 3.2(b)(iii) if 90% or more of the consideration received by stockholders of the Company in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a Change of Control consists of shares of Capital Stock that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and that are traded or scheduled to be traded immediately following such transaction or event on a national securities exchange or the Nasdaq National Market.

(c) A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the NASDAQ National Market.

(d) Within 30 days after the occurrence of a Designated Event, the Company shall mail a written notice of the Designated Event by first class mail to the Holder. The notice shall include a form of Designated Event Repurchase Notice to be completed by the Holder and shall state:

(i) briefly, the events causing the Designated Event and the date of such Designated Event;

(ii) that the Designated Event Repurchase Notice pursuant to this Section 3.2 must be delivered to the Company prior to the close of business on the Designated Event Repurchase Date in order for the Holder to exercise the repurchase rights;

(iii) the Designated Event Repurchase Date;

(iv) the Designated Event Repurchase Price (assuming the Holder elected to require the Company to redeem the entire outstanding principal amount of this Debenture);

(v) the Conversion Price;

(vi) that any principal amount of this Debenture in respect of which a Designated Event Repurchase Notice has been given may be converted only if the Designated Event Repurchase Notice has been withdrawn by the Holder by written notice delivered to the Company at any time prior to the close of business on the Designated Event Repurchase Date;

(vii) that this Debenture must be surrendered to the Company to collect payment;

(viii) that the Designated Event Repurchase Price for any principal amount of this Debenture as to which a Designated Event Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Business Day immediately following the Designated Event Repurchase Date and the time of surrender of this Debenture as described in clause (vii);

(ix) briefly, the procedures the Holder must follow to exercise rights under this Section 3.2;

(x) briefly, the conversion rights on this Debenture;

(xi) the procedures for withdrawing a Designated Event Repurchase Notice; and

(xii) that, unless the Company defaults in making payment of such Designated Event Repurchase Price, interest on the portion of the Debenture surrendered for redemption by the Company will cease to accrue immediately after the Designated Event Repurchase Date.

(e) The Holder may exercise its rights specified in this Section 3.2 upon delivery of a written notice (a “Designated Event Repurchase Notice”) to the Company at any time on or prior to the close of business on the Designated Event Repurchase Date stating the portion of the principal amount of this Debenture which the Holder will deliver to be redeemed, which portion must be $1,000 or an integral multiple of $1,000.

The Company shall purchase from the Holder, pursuant to this Section 3.2, a portion of the outstanding principal amount of this Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 3.2 that apply to the purchase of the entire outstanding principal amount of this Debenture also apply to the purchase of such portion of this Debenture.

Notwithstanding anything herein to the contrary, if the Holder delivers to the Company the Designated Event Repurchase Notice as contemplated by this Section 3.2(e), the Holder shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 3.3(b).

3.3. Effect of Designated Event Repurchase Notice.

(a) Payment of the Designated Event Repurchase Price for all or a portion of the principal amount of this Debenture for which a Designated Event Repurchase Notice has been delivered and not withdrawn in accordance with Section 3.3(b) or Section 3.3(c), as the case may be, is conditioned upon delivery of this Debenture, together with necessary endorsements, to the Company, at any time after delivery of the Designated Event Repurchase Notice. The Company shall pay the Designated Event Repurchase Price to the Holder as promptly as reasonably practicable following the later of Designated Event Repurchase Date or the time of delivery of the principal amount of this Debenture to be redeemed.

The principal amount of this Debenture in respect of which a Designated Event Repurchase Notice has been given by the Holder may not be converted pursuant to Article IV hereof on or after the date of the delivery of such Designated Event Repurchase Notice unless such Designated Event Repurchase Notice has first been validly withdrawn in accordance with Section 3.3(b) or Section 3.3(c).

(b) A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Company at any time prior to the close of business on the Designated Event Repurchase Date, specifying:

(i) the principal amount of this Debenture with respect to which such notice of withdrawal is being submitted, and

(ii) the principal amount, if any, of this Debenture which remains subject to the original Designated Event Repurchase Notice, and which has been or will be delivered for purchase by the Company.

(c) There shall be no redemption of all or any portion of this Debenture pursuant to Section 3.2 if (prior to, on or after, as the case may be, the giving by the Holder of a Designated Event Repurchase Notice) the principal amount of this Debenture has been accelerated and such acceleration has not been rescinded. If the Company has received this Debenture from the Holder in connection with a proposed redemption under Section 3.2, the Company will promptly return this Debenture to the Holder if (x) the applicable Designated Event Repurchase Notice has been withdrawn in compliance with this Debenture, or (y) the principal amount of this Debenture has been accelerated in which case, upon such return, the Designated Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

3.4. Liquidation, Dissolution or Winding Up

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holder of this Debenture shall be entitled to require the Company to redeem this Debenture for an amount equal to the greater of (a) the Outstanding Principal Amount of this Debenture, together with an amount equal to all accrued but unpaid interest to the date of payment and (b) the amount that the Holder of this Debenture would be entitled to receive if the Outstanding Principal Amount of this Debenture were converted into Common Stock immediately prior to such liquidation, dissolution or winding up. Such greater amount shall be the “Liquidation Redemption Amount”.

(ii) If the assets of the Company are not sufficient to pay the Liquidation Redemption Amount in full to all holders of the Debentures, the amounts paid to the holders of the Debentures shall be pro rata in accordance with the respective aggregate Liquidation Redemption Amount of the Debentures.

(iii) For purposes of this Section 3.4, the merger or consolidation of the Company with any other corporation, including a merger in which the Holder of this Debenture receives cash or property for this Debenture, or the sale of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company

(iv) Any Liquidation Redemption Amount due pursuant to this Section 3.4 shall be made prior to any payment or distribution in respect of any class of Capital Stock of the Company.

3.5. Partial Redemption. In the event of redemption by the Company of this Debenture in part only, a new Debenture in an aggregate principal amount equal to the portion hereof not redeemed will be issued in the name of the Holder upon the cancellation hereof. Each Debenture delivered upon transfer of or in exchange for or in lieu of this Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by this Debenture.

3.6. Effectiveness of Redemption. In connection with any redemption of all or any portion of this Debenture pursuant to this Article III, the portion of this Debenture to be redeemed shall cease to be outstanding and all rights with respect to such portion of this Debenture shall forthwith cease and terminate (except only the right of the Holder to receive the applicable Redemption Price), notwithstanding that this Debenture (or an affidavit of loss and indemnification in lieu thereof as provided below) has not been surrendered for cancellation, upon the earlier of (i) the date that payment is made by the Company to the Holder of the applicable Redemption Price and (ii) the date that all funds necessary for the payment of the applicable Redemption Price have been set aside by the Company, separate and apart from its other funds, in trust for the benefit of the Holder, so as to be and continue to be available therefor. In the event this Debenture shall be lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder certifying to the satisfaction of the Company that this Debenture has been lost, stolen or destroyed and entering into an indemnity agreement against any claim that may be made against it with respect to this Debenture, the Company will deliver any Redemption Price in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed certificate pursuant to the terms of this Article III to the Holder.

3.7. Redemption Default. If the Company defaults on an obligation incurred hereunder to pay a Redemption Price payable pursuant to the terms of this Article III, the Holder may at its option either (i) enforce its right to receive such Redemption Price and receive the additional interest due thereon pursuant to Section 2.1(ii) or (ii) terminate or rescind such attempted redemption.

ARTICLE IV CONVERSION RIGHTS

4.1. Conversion. This Debenture (or any portion of the outstanding principal amount hereof that is an integral multiple of $1,000) shall be convertible at the option of the Holder hereof at any time on or after the first anniversary of the Closing Date (or, if earlier, the date of the consummation of a Change of Control (without giving effect to the last paragraph of Section 3.2(b)), the date of the occurrence of any other Designated Event or the date of the occurrence of any Event of Default) into fully paid and non-assessable shares of Common Stock at the Conversion Price (the “Conversion Obligation”) in effect at the time of conversion:

(i) The Conversion Price at which all or any portion of the outstanding principal amount of this Debenture shall be convertible into Common Stock (the “Conversion Price”) shall initially be $6.75 per share and shall be adjusted as provided herein. The number of shares of Common Stock into which all or any portion of the outstanding principal amount of this Debenture may be converted shall equal the quotient obtained by dividing (x) the principal amount of this Debenture to be converted by (y) the Conversion Price. All accrued and unpaid interest on the portion of this Debenture to be converted shall be paid by the Company to the Holder in cash on the date of such conversion in accordance with clause (ii) below.

(ii) In order to convert all or any portion of the outstanding principal amount of this Debenture into Common Stock the Holder must surrender, at the office of any transfer agent for the Common Stock or at such other office as the Board of Directors may designate, the Debenture evidencing the outstanding principal amount (or portion thereof) to be converted, duly endorsed or assigned either to the Company or in blank, together with irrevocable written notice that the Holder elects to convert such principal amount (or portion thereof) (a “Notice of Conversion”). Such principal amount (or portion thereof) shall be deemed to be converted immediately before the close of business on the date of such surrender (the “Conversion Date”). The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the later of (x) the Conversion Date, (y) the expiration of the Cash Settlement Notice Period (as hereinafter defined) and (z) if the Company has elected to deliver cash pursuant to Section 4.10, the final day of the Cash Settlement Averaging Period. As promptly as practicable on or after such date and in any event within three (3) Business Days, the Company shall issue and deliver at such office to the Person or Persons entitled to receive the same (A) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, (B) a cash payment in an amount determined in accordance with Section 4.10 if the Company elects to satisfy all or any portion of its Conversion Obligation in cash pursuant to Section 4.10, (C) payment, if any, in lieu of any fraction of a share as provided in Section 4.1(iv), (D) payment, if any, of all accrued and unpaid interest on the portion of this Debenture converted and (E) in the event of conversion of a portion of the outstanding principal amount of this Debenture, a new Debenture or Debentures issued in the name of the Holder for the portion of the outstanding principal amount that was not converted. Each Debenture delivered upon conversion of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

(iii) In case any portion of this Debenture is called for redemption, the right to convert such portion of this Debenture shall cease and terminate at the close of business on the Business Day fixed for redemption; provided, however, that such right may be reinstated in case of a default in payment of the Redemption Price as set forth in Section 3.7 or as otherwise permitted herein.

(iv) No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu thereof, instead of any fraction of a share that would otherwise be issuable, the Company shall pay cash in an amount equal to the same fraction of the Last Reported Sale Price on the Conversion Date, or, if the Conversion Date is not a Trading Day, on the next Trading Day.

(v) The Holder may not convert any portion of this Debenture for which a Designated Event Repurchase Notice has been given unless such Designated Event Repurchase Notice has been withdrawn.

4.2. Adjustment of Conversion Price. The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

(ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 4.2(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants (other than pursuant to any dividend reinvestment or share purchase plan) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 days after the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be decreased so that the same shall equal the rate determined by dividing the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Last Reported Sale Price of the Common Stock.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date of issuance of such rights or warrants. To the extent that shares of Common

Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such decrease or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company, debt securities, assets or rights or warrants to purchase securities of the Company (excluding (x) any dividend or distribution paid exclusively in cash or (y) any dividend, distribution or issuance referred to in Section 4.2(a) or (b)) (any of the foregoing hereinafter in this Section 4.2(d) called the “Distributed Assets”), then, in each such case, the Conversion Price shall be decreased so that the same shall be equal to the rate determined by dividing the Conversion Price in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date; and

(ii) the denominator of which shall be the Current Market Price per share of the Common Stock on the Record Date minus the Fair Market Value, as determined in good faith by the Board of Directors, of the Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date or (2) the Current Market Price of the Common Stock on the Record Date

exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted this Debenture on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.2 (and no adjustment to the Conversion Price under this Section 4.2 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.2(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the Closing Date, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.2 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.2(d) and Sections 4.2(a) and (b), any dividend or distribution to which this Section 4.2(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of debt securities, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price adjustment required by this Section 4.2(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common

Stock or such rights or warrants (and any further Conversion Price adjustment required by Sections 4.2(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 4.2(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 4.2(a).

If any Distributed Assets requiring any adjustment pursuant to this Section 4.2(d) consists of the Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Price in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution shall instead be decreased by dividing the Conversion Price then in effect by a fraction, (A) the numerator of which is the sum of (1) the average of the Last Reported Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on the NYSE or such other national or regional exchange or market on which the securities are then listed or quoted, plus (2) the average of the Last Reported Sale Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Last Reported Sale Prices of the Common Stock.

(e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by dividing the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

(f) In the event that a Person other than the Company or a Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer with respect to which, as of the last time (the “Offer Expiration Time”), tenders or exchanges may be made pursuant to such offer, the Board of Directors is not recommending rejection of the offer, the Conversion Price will be decreased by dividing the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of the Common Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which will be the product of the number of shares of Common Stock outstanding (including any such Purchased Shares) at the Offer Expiration Time multiplied by, and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time.

The adjustment referred to in this Section 4.2(f) will be made only if (x) the tender offer or exchange offer is for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding; and (y) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the Offer Expiration Time; provided that, the adjustment referred to in this Section 4.2(f) will not be made if, as of the Offer Expiration Time, the offering documents for such tender or exchange offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger or a sale of all or substantially all of the Company’s assets.

(g) In case the Company shall issue or grant to any person prior to the first anniversary of the Closing Date (whether directly or by assumption in a merger or otherwise, other than an issuance referred to in Section 4.2(b) or upon a Fundamental Change Transaction to which Section 4.2(h) applies) (a) rights, warrants, options, exchangeable securities or convertible securities (each referred to herein as “Rights”) entitling such person to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price or (b) shares of Common Stock at a price per share less than the Last Reported Sale Price, on the Record Date fixed for the determination of Persons entitled to receive such Rights or such shares, the Conversion Price in effect immediately before the close of business on the Record Date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction, of which (i) the numerator is the number of shares of Common Stock outstanding on such Record Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such Rights, or so issued, would purchase at the Last Reported Sale Price on such Record Date and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock so offered for subscription or purchase pursuant to such Rights, or so issued. If, after any such Record Date, any such Rights or shares are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Price shall be immediately readjusted, effective as of the date such Rights or shares expire, or the date the Board of Directors determines not to issue such Rights or shares, to the Conversion Price that would have been in effect if the unexercised Rights had never been granted or such Record Date had not been fixed, as the case may be. Such adjustment shall be made successively whenever any such event shall occur. For the purposes of this paragraph, the aggregate of the offering price received or to be received by the Company shall include the maximum aggregate amount (if any) payable upon exercise or conversion of such Rights. The value of any consideration received or to be received by the Company, if other than cash, is to be determined by the Board of Directors in good faith.

(h) If any of the following events occur (any being a “Fundamental Change Transaction”), namely (a) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 4.2(c) applies), (b) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder concurrently with the consummation of such Fundamental Change Transaction an agreement in form and substance satisfactory to the Holder providing that each $1,000 principal amount of this Debenture shall be convertible based on the applicable Conversion Price and the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction by a holder of one share of Common Stock in such transaction (the “Exchange Property”) assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purposes of this Section 4.2(h) the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). After the effective date of any such Fundamental Change Transaction, the Conversion Obligation in respect of any portion of this Debenture surrendered for conversion shall be satisfied in Exchange Property. Any such agreement executed by the Company or the successor or purchasing Person with the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.2.

(i) The Company, from time to time, may, to the extent permitted by applicable law and the listing requirements of the NYSE (and any other exchange on which shares of the Common Stock are then listed), make such decreases in the Conversion Price, in addition to those required by this Section 4.2 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law and the listing requirements of the NYSE (and any other exchange on which shares of Common Stock are then listed), the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall mail to the Holder a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(j) All calculations under this Article IV shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half-cent and 0.00005 of a share, respectively, being rounded upward. No adjustment need be made for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan,

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Debentures were first issued,

(iv) a change in the par value of the Common Stock,

(v) the issuance of any shares of Common Stock pursuant to conversion of the Debentures or the Warrants, or

(vi) accrued and unpaid interest on the Debentures.

To the extent the Debentures become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to such cash, assets, property or securities.

(k) In any case in which this Section 4.2 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 4.2(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 4.2(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 4.2(e) or (5) the Offer Expiration Time for any tender or exchange offer pursuant to 4.2(f) (each a “Determination Date”), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional shares. For purposes of this Section 4.2(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) or (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 4.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) If rights or warrants for which an adjustment has been made pursuant to the provisions of this Section 4.2 expire unexercised, the Conversion Price shall be readjusted as if such unexercised rights or warrants had not been issued.

4.3. Notice of Conversion Price Adjustments. Whenever the Conversion Price is adjusted as herein provided the Company shall compute the adjusted Conversion Price in accordance with Section 4.2, prepare a certificate signed by the Company’s chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; and deliver by hand delivery or by overnight courier a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price as soon as practicable to the Holder of record of this Debenture at the last address appearing on the books of the Company.

4.4. Distributions on Common Stock. So long as the Debenture remains outstanding, the Company shall pay, upon the declaration and payment of any dividend or distribution (whether such dividend or distribution is in the form of cash, debt securities, equity securities or other property) on the Common Stock, to the Holder of this Debenture the dividend or distribution that such Holder would be otherwise entitled to receive had the Holder converted this Debenture in full immediately prior to the taking of record of those holders of Common Stock entitled to any such dividend or distribution. This provision shall not apply to any stock dividend referred to in Section 4.2(a).

4.5. Notice of Certain Events.

(i) In case:

(1) The Company declares a dividend or other distribution on its Capital Stock that would require an adjustment in the Conversion Price pursuant to Section 4.2;

(2) The Company authorizes the granting to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of Capital Stock of any class or any other subscription rights or warrants; or

(3) Of any reclassification or reorganization of the Capital Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or of any other transaction or event that would constitute or result in a Fundamental Change Transaction or a Change of Control; or

(4) Of the voluntary or involuntary liquidation, dissolution or winding up of the Company;

then the Company shall deliver by hand delivery or by overnight courier to the Holder of record of this Debenture, at its last address appearing on the books of the Company, at least ten (10) days before the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer,

Fundamental Change Transaction, Change of Control, dissolution, liquidation, or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, Fundamental Change Transaction, Change of Control, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, Fundamental Change Transaction, Change of Control, dissolution, liquidation or winding up.

4.6. Reservation of Shares; Fully-Paid. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of this Debenture, the full number of shares of Common Stock then deliverable upon conversion of this Debenture. The Company covenants that all shares of Common Stock which may be issued upon conversion of this Debenture will upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

4.7. Unconditional Rights to Convert. Notwithstanding any other provision in this Debenture or otherwise, the Holder of this Debenture shall have the right, which is absolute and unconditional, to convert this Debenture in accordance with this Article IV and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

4.8. Taxes on Shares Issued. The issue of stock certificates on conversions of this Debenture shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.9. Rights Issued in Respect of Common Stock Issued upon Conversion. To the extent the Company has a rights plan that is in effect upon a conversion of this Debenture, the Holder shall receive, in addition to shares of Common Stock, cash, or combination of cash and shares of Common Stock, the rights under the applicable rights plan unless, prior to the date of conversion, the rights have separated from the Common Stock, in which case the Conversion Price in effect shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock the assets, debt securities, shares of Capital Stock or rights or warrants to purchase securities of the Company as described in Section 4.2(d).

4.10. Payment of Cash in Lieu of Common Stock.

(a) If the Holder elects to convert all or any portion of this Debenture into shares of Common Stock as set forth in Section 4.1 and the Company receives such Holder’s

Notice of Conversion on or prior to the seventh day prior to the Stated Maturity (the “Final Notice Date”), the Company may choose to satisfy all or any portion of its Conversion Obligation in cash. Upon such election, the Company will notify the Holder of the dollar amount to be satisfied in cash (expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is three (3) Business Days following the Company’s receipt of the Notice of Conversion as specified in Section 4.1 (such period, the “Cash Settlement Notice Period”). If the Company elects to pay cash for any portion of the shares of Common Stock otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two (2) Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). In no event shall the Company have the option to elect to satisfy all or any portion of its Conversion Obligation in cash pursuant to this Section 4.10 if the Company receives a Notice of Conversion after the Final Notice Date. If the Company receives a Notice of Conversion after the Final Notice Date, the Company shall be required to satisfy the Conversion Obligation in accordance with the terms of Section 4.1.

(b) If the Company elects to satisfy the entire Conversion Obligation in cash pursuant to clause (a) above, the Company shall distribute to the Holder an amount of cash equal to the product of (i) a number equal to the quotient obtained by dividing (x) the aggregate principal amount of this Debenture to be converted by (y) the Conversion Price, and (ii) the average of the Last Reported Sale Price of the Common Stock for each Trading Day in the Cash Settlement Averaging Period.

(c) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash pursuant to clause (a) above, the Company shall distribute to the Holder (i) an amount of cash equal to the amount of the Conversion Obligation for which the Company has elected to satisfy in cash (the “Cash Amount”) and (ii) a number of shares of Common Stock equal to the greater of (1) zero and (2) the excess, if any, of the total number of shares of Common Stock the Holder would have been entitled to receive upon conversion calculated pursuant to clause (i) of Section 4.1 over the number of shares of Common Stock equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 10% of the Cash Amount, divided by (y) the Last Reported Sale Price of the Common Stock on such day.

ARTICLE V REMEDIES

5.1. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) (i) following the exercise by any holder of the right to convert a Debenture, or any portion thereof, in accordance with Article IV of the applicable

Debenture, the Company fails to deliver the shares of Common Stock required to be delivered as part of such conversion when required or (ii) following the exercise by any holder of the right to exercise a Warrant, or any portion thereof, in accordance with the terms thereof, the Company fails to deliver the shares of Common Stock required to be delivered upon such exercise when required;

(b) the Company defaults in its obligation to (i) redeem any Debenture, or any portion thereof, upon the exercise by the holder of such holder’s right to require the Company to redeem such Debenture pursuant to and in accordance with Article III of the applicable Debenture or (ii) make any cash payment upon conversion of any Debenture, or any portion thereof, upon the conversion by the holder of such holder’s right to convert such Debenture pursuant to and in accordance with Article IV of the applicable Debenture (including, without limitation, the failure to make any payment of the accrued and unpaid interest on the portion of the Debenture converted or the failure to make the cash payments described in Section 4.10 if the Company elects to satisfy its Conversion Obligation in cash);

(c) the Company defaults in the payment of the principal amount of any Debenture when the same becomes due and payable at its Stated Maturity;

(d) the Company defaults in the payment with respect to any Debenture of any accrued and unpaid interest (except as set forth in clause (b) above), when due and payable, and continuance of such default for a period of 30 days past the applicable due date;

(e) the Company fails to provide a Designated Event Repurchase Notice or notice of the Effective Date of a Change of Control when due and such failure continues for five (5) days after such notice was due;

(f) the Company (1) fails to comply with any of the terms, agreements or covenants of the Company in the Debentures or Section 3(a), (c), (d), (h), (i), (j), (k), (l) or (m) of the Purchase Agreement or the obligations imposed on the Company pursuant to the first, second and fifth sentences of Section 3(g) of the Purchase Agreement (but not the obligation in the fifth sentence to “not take any action which is inconsistent with making such recommendation”) (other than those referred to in clause (a) through clause (f) above) or (2) fails to issue Warrant Shares to any Purchaser (as defined in the Purchase Agreement) or affiliate of any Purchaser pursuant to the Warrants, and such failure with respect to either clause (1) or clause (2) above continues for 60 days after receipt by the Company of a Notice of Default (as defined below);

(g) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any indebtedness of the Company or any Designated Subsidiary in an aggregate amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(h) the entry by a court having jurisdiction in the premise of (A) a decree or order for relief in respect of the Company, any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary in an involuntary case or proceeding under any applicable redeem bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Designated Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in Clause (A) or (B) above unstayed and in effect for a period of 90 consecutive days; and

(i) the commencement by the Company, any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Designated Subsidiary to the entry of a decree or order for relief in respect of the Company or any Designated Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any Designated Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any Designated Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Designated Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Designated Subsidiary expressly in furtherance of any such action.

For the avoidance of doubt, clause (f) or (g) above shall not constitute an Event of Default until the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding notify the Company of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (f) or (g) above, as applicable, after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

5.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.1(h) or 5.1(i)) occurs and is continuing (the default not having been cured or waived), the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding by notice to the Company, may declare the principal amount of the Debentures and any accrued and unpaid interest on all the Debentures through the date of acceleration to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 5.1(h) or 5.1(i) occurs and is continuing, the principal amount of the Debentures and any accrued and unpaid interest, on all the Debentures through the date of acceleration shall become and be immediately due and payable without any declaration or other act on the part of the holders of the Debentures. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding, by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Debentures and any accrued and unpaid interest that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

5.3. Other Remedies. If an Event of Default occurs and is continuing, the holders of the Debentures may pursue any available remedy to collect the payment of the principal amount of the Debentures and any accrued and unpaid interest thereon or to enforce the performance of any provision of the Debentures, the Purchase Agreement or the Registration Rights Agreement.

5.4. Waiver of Past Defaults. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding, by notice to the Company, may waive an existing or past Event of Default and its consequences except (a) an Event of Default described in Section 5.1 clauses (a) through (d) or (b) an Event of Default in respect of a provision that under Section 8.1 cannot be amended without the consent of the holder of each outstanding Debenture. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

5.5. Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. No remedy is exclusive of any other remedy. All available remedies are cumulative.

5.6. Payment. Any payment made by the Company pursuant to this Article V shall be made by wire transfer in immediately available funds in accordance with payment instructions provided by the Holder.

ARTICLE VI TRANSFER AND RELATED PROVISIONS; LOST DEBENTURES

6.1. Registration, Transfer and Exchange. Upon surrender of this Debenture to the Company for registration of a permitted transfer, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of any denominations of $100,000 and multiples thereof and like aggregate principal amount. Notwithstanding the foregoing, the Company shall not be required to register the transfer of or exchange this Debenture unless it has been duly endorsed. All Debentures issued upon any registration of transfer or exchange of this Debenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as this Debenture.

6.2. Mutilated, Destroyed, Lost and Stolen Debentures.

(i) If any mutilated Debenture is surrendered to the Company together with such Debenture or indemnity as may be required by the Company to save each of them harmless, the Company shall execute, authenticate and deliver in exchange therefor a new Debenture of the same issue and series of like tenor and principal amount, having the same original issue date and Stated Maturity, and bearing a number not contemporaneously outstanding.

(ii) If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Debenture, and (ii) such Debenture or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute, authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same issue and series of like tenor and principal amount, having the same original issue date and Stated Maturity as such destroyed, lost or stolen Debenture, and bearing a number not contemporaneously outstanding.

(iii) In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

6.3. Legend. If any Debentures are issued by the Company upon the transfer, exchange or replacement of this Debenture at a time when this Debenture is subject to restrictions on transfer and bears the legend set forth on the face of this Debenture (the “Legend”), or if a request is made to remove the Legend on this Debenture, the Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Debentures are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Company shall issue such Debentures that do not bear the Legend. If the Legend is removed from the face of a Debenture and the Debenture is subsequently held by the Company or an affiliate of the Company, the Legend shall be reinstated.

6.4. Outstanding Debentures; Determinations of Holders’ Action.

(a) Debentures shall be deemed outstanding at any time except for those described in this Section 6.4 as not outstanding. A Debenture does not cease to be outstanding because the Company or an affiliate thereof holds the Debenture; provided, however, that in determining whether the holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other act under the Debentures, Debentures owned by the Company or any other obligor upon the Debentures or any affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles V and VIII).

(b) If a Debenture is replaced pursuant to Section 6.2, it ceases to be outstanding.

(c) If the Company holds, in accordance with Section 3.6 of a Debenture, on a Redemption Date, or on the Business Day immediately following a Redemption Date or on the Stated Maturity, funds sufficient to pay the portion of such Debenture payable on that date, then immediately after such Redemption Date or Stated Maturity, as the case may be, such portion of such Debenture shall cease to be outstanding and interest on such portion of such Debenture shall cease to accrue.

(d) If any portion of a Debenture is converted in accordance with Article IV, then from and after the time of conversion on the date of conversion, such portion of such Debenture shall cease to be outstanding and interest shall cease to accrue on such portion of such Debenture.

ARTICLE VII SUBORDINATION

7.1. Agreement of Subordination. The Company covenants and agrees, and any holder of this Debenture by its acceptance of this Debenture likewise covenants and agrees, that this Debenture shall be issued subject to the provisions of this Article VII; and each Person holding this Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal and interest on this Debenture (including, but not limited to, the Redemption Price with respect to the portion of this Debenture subject to redemption or repurchase in accordance with Article III) shall, to the extent and in the manner hereinafter set forth, be (i) subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding on the Closing Date or thereafter incurred; (ii) pari passu in right of payment to all Senior Subordinated Debt and (iii) senior in right of payment to all Subordinated Debt.

No provision of this Article VII shall prevent the occurrence of any default or Event of Default hereunder.

7.2. Payments to Holders. No payment shall be made with respect to the principal of, or interest on, this Debenture (including, but not limited to, the Redemption Price with respect to any portion of this Debenture subject to redemption in accordance with Article III), if:

(a) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) (a “Payment Default”); or

(b) a default, other than a payment default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt (or any Representative) to accelerate its maturity (a “Non-Payment Default”) and a the Holder of this Debenture receives a written notice of the default (a “Payment Blockage Notice”) from a Representative of Designated Senior Debt.

Notwithstanding the foregoing, not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

The Company may and shall resume payments on and distributions in respect of the Debentures upon the earlier of:

(c) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or

(d) in the case of a Non-Payment Default, the earlier of the date on which such default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt, or 179 days pass after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated or this Article VII otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of, or interest on, the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures would be entitled, except for the provision of this Article VII, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the Debentures.

For purposes of this Article VII, the words, “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VII with respect to the Debentures to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Section 9.1 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 7.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Section 9.1.

If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or their Representatives of such acceleration. The Company shall not pay the Debentures until five days after the holders or Representatives for the holders of Senior Debt receive notice of the acceleration and after which the Company shall pay the Debentures only if this Article VII otherwise permits payment at that time.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the holders of the Debentures before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

This Section 7.2 shall be subject to the further provisions of Section 7.4.

7.3. Subrogation of Debentures. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article VII (equally and ratably with the holders of all Senior Subordinated Debt) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal and interest on the Debentures shall be paid in full in cash or other payment satisfactory to the holders of the Debentures; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Debentures would be entitled except for the provisions of this Article VII, and no payment over pursuant to the provisions of this Article VII, to or for the benefit of the holders of Senior Debt by holders of the Debentures, shall, as between the Company, its creditors other than holders of Senior Debt, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article VII, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article VII are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article VII or elsewhere in this Debenture or in the other Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holders of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under the Debentures, subject to the rights, if any, under this Article VII of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article VII, the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article VII.

7.4. Notice to Holders. The Company shall give prompt written notice to each holder of the Debentures of any fact known to the Company which would prohibit the making of any payment of monies to any holder in respect of the Debentures pursuant to the provisions of this Article VII. Notwithstanding the provisions of this Article VII or any other provision of this

Debenture or the other Debentures, no holder of any Debenture shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the holder in respect of the Debentures pursuant to the provisions of this Article VII, unless and until such holder shall have received written notice thereof from the Company or a Representative or a holder or holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, each holder of the Debentures shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, and interest on any Debenture) any holder shall not have received, with respect to such monies, the notice provided for in this Section 7.4, then, anything herein contained to the contrary notwithstanding, such holder shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Any holder of the Debentures shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that such holder determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VII, such holder may request such Person to furnish evidence to the reasonable satisfaction of such holder as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VII, and if such evidence is not furnished such holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

7.5. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Purchase Agreement or the Debentures, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

7.6. Certain Conversions Not Deemed Payment. For the purposes of this Article VII only, the issuance and delivery of junior securities upon conversion of the Debentures in accordance with Article IV shall not be deemed to constitute a payment or distribution on account of the principal of such Debenture or interest. For the purposes of this Section 7.6, the term “junior securities” means (a) shares of any Capital Stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article VII or elsewhere in this Debenture or in the other Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any other Debenture to convert such Debenture in accordance with Article IV.

7.7. Senior Debt Entitled to Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article VII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE VIII AMENDMENTS.

8.1. With Consent of Holders. Except as provided below in this Section 8.1, the Debentures may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of the Debentures may be waived, in each case with the written consent of the holders of at least two-thirds of the principal amount of the Debentures at the time outstanding.

Without the written consent or the affirmative vote of each holder of the Debentures affected thereby, an amendment, supplement or waiver under this Section 8.1 may not:

(a) change the maturity of any Debenture, or the payment date of any installment of interest payable on any Debenture;

(b) reduce the principal amount of, or the interest payable on, or the Redemption Price of any Debenture;

(c) impair or adversely affect the conversion rights of any holder of Debentures or reduce the number of shares of Common Stock of the Company or any other property receivable upon conversion;

(d) change the currency of payment of the Debentures or interest thereon;

(e) alter the manner of calculation or rate of accrual of interest on any Debenture, or extend the time for payment of any such amounts;

(f) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Debenture;

(g) adversely affect the redemption right of the holders of the Debenture as provided in Section 3.2 (including after a Designated Event), except as otherwise permitted pursuant to Section 4.2(i) hereof;

(h) modify the provisions of Sections 2.2 or 3.4(ii) in a manner adverse to the holders of the Debentures;

(i) reduce the percentage in the aggregate principal amount of the Debentures then outstanding required to amend, modify or supplement any Debenture or waive a prior Event of Default; or

(j) reduce the percentage in the aggregate principal amount of the Debentures then outstanding the consent of whose holders is required for any other waiver provided for the Debentures.

ARTICLE IX MISCELLANEOUS

9.1. Consolidation, Merger, etc. of Company. Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with this Section 9.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor Person had been named as the Company herein and shall assume all the obligations of the Company hereunder; and in the event of any such conveyance, transfer or lease the Company shall continue to be bound by all obligations and covenants under this Debenture.

9.2. Persons Deemed Owners. The Company may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and any interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

9.3. Cancellation. All Debentures surrendered for payment, redemption, transfer or exchange shall be promptly canceled by the Company. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted herein.

9.4. Agreed Tax Treatment. The Company has determined that this Debenture shall constitute indebtedness for United States Federal, state and local tax purposes. The Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that they will not take any position for United States Federal, state and local tax purposes that is inconsistent with such determination.

This Debenture is issued with original issue discount for United States Federal income tax purposes. The issue price, amount of original issue discount, issue dates and yield to maturity of this Debenture may be obtained by submitting a written request to BEARINGPOINT, INC., Tax Director of the Company, 1676 International Drive, McLean VA 22012.

The Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture, hereby acknowledge and agree that the Warrants are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which includes the Debentures. Notwithstanding anything to the contrary herein, the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture, hereby further acknowledge and agree that for United States federal, state and local income tax purposes the aggregate “issue prices” of the Warrants and the Debentures under Section 1273(b) of the Internal Revenue Code of 1986, as amended, shall equal $2,943,188 and $37,056,812, respectively. The Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree to use the foregoing issue prices for all income tax purposes with respect to the Warrants and the Debentures.

9.5. Separability Clause. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Section refer to Sections hereof.

9.7. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Debenture, no interest shall accrue with respect to such payment for the intervening period.

9.8. GOVERNING LAW. THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by a duly authorized officer and to be dated the Closing Date.

BEARINGPOINT, INC.

By:
Name:
Title: